Exhibit 3(ii)

                                     BY-LAWS

                                       OF

                          PRUCO LIFE INSURANCE COMPANY

                         as Amended Through May 6, 1997

                                    ARTICLE I

                                     GENERAL

     Section 1.01. Name. The name of this corporation shall be PRUCO LIFE INSURANCE COMPANY.

     Section 1.02. Location. The location of the corporation and its principal office shall be in Phoenix, Arizona, but it may have other offices at such places throughout the world as the business of the corporation may require and as the Board of Directors shall deem to be expedient.

     Section 1.03. Seal. The corporate seal of the corporation shall be a circular disc with the name of the corporation, the year of its organization, and the word "Arizona" thereon.

     Section 1.04. Fiscal Year. The fiscal year shall end on December 31.

                                   ARTICLE II

                                    The Stock

     Section 2.01. Sale of Stock. The Board of Directors may sell and issue the capital stock of the corporation to the full amount or number of shares authorized by the Articles of Incorporation, in such amounts and upon such terms of payment as from time to time shall be determined by the Board, and as may be permitted by law.

     Section 2.02. Stock Certificates. Certificates of stock shall, subject to the provisions of the Articles of Incorporation, be in such form as may from time to time be prescribed by the Board of Directors, shall be numbered and entered in the books in the order issued, and shall be signed by the President or a Vice President and the

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Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary
and sealed with the corporate seal. To the extent permitted by law, all or any of such signatures and/or seal may be facsimile.

     Section 2.03. Registration of Transfers. Transfers of shares shall be registered upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and on surrender of the certificate or certificates for such shares, properly assigned for transfer.

     Section 2.04. Lost, Stolen or Destroyed Certificates. Each certificate issued shall be surrendered before a new certificate in lieu thereof shall be issued, except in the case of the loss, theft or destruction of a certificate, in which case a new certificate may be issued in place of the certificate so lost, stolen or destroyed upon the filing of an affidavit reciting the circumstances of such loss, theft or destruction and upon the filing of a bond of indemnity to the corporation in form and amount satisfactory to the directors.

                                  ARTICLES III

                            Meetings of Stockholders

     Section 3.01. General. All meetings of the stockholders shall be held at the principal office of the corporation in the State of Arizona or at such other place as determined by the Board of Directors and stated in the notice or waiver of notice of the meeting.

     Section 3.02. Voting. At all meetings, a stockholder may be represented and may vote in person or by a proxy in writing filed with the Secretary before voting. No proxy shall be voted after eleven months from its date unless such proxy provides for a longer period, but in no event shall a proxy be valid after three years from the date of execution. All elections for directors shall be decided by a plurality vote; all other questions shall be decided by a majority vote, except as otherwise provided by the Articles of Incorporation or the laws of the State of Arizona.

     Section 3.03. Annual Meeting. The annual meeting of the stockholders shall be held on the first Wednesday in May or each year, at an hour to be named in the notice or waiver of notice of the meeting. If the date of the annual meeting


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falls on a legal holiday, the meeting shall be held on the next succeeding business day.

     Section 3.04. Special Meeting in Lieu of Annual Meeting. In case for any reason the annual meeting is not held on the date specified in said Section 3.03, a meeting shall thereafter be held in lieu thereof and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such meeting shall be called in the same manner and as provided for special meetings of the stockholders.

     Section 3.05. Special Meetings. Special meetings of the stockholders may be called by the President or a Vice President, or by vote of the Board of Directors, and shall be called by the Secretary or, the case of death, absence, incapacity or refusal of the Secretary, by any other officer upon the written application of one or more stockholders who are entitled to vote and who hold at least a tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

     Section 3.06. Quorum. Except as otherwise required by law, by the Articles of Incorporation or by the By-Laws, the presence, in person or by proxy, or stockholders holding a majority of the shares of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting sine die or, without notice other than announcement at the meeting, to a stated time and place, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 3.07. Notice of Meeting. A written or printed notice of all stockholders' meetings, stating the place, date and time and purpose of said meeting shall be given by the Secretary or an Assistant Secretary at least ten days before such meeting to each stockholder entitled to vote, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation, but no such notice of such meeting shall be required if every stockholder entitled to notice thereof, or his attorney thereunto authorized by a writing which is filed with the records of the meeting, waives such notice, which such waiver may be executed and


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filed after such meeting has been held. The presence in person, by his attorney or by proxy, of any person entitled to notice of such meeting shall be deemed a waiver of such notice as to such person. Any person authorized hereunder to give notice of any such meeting may make affidavit relative thereto, which, as to the facts therein stated, shall be conclusive.

     Section 3.08. Action Without Meeting. Any action required or permitted to be taken at a meeting of stockholders by law or the Articles of Incorporation or the By-Laws, may be taken without a meeting if all the stockholders entitled to vote thereon consent thereto in writing.

                                   ARTICLE IV

                                    Directors

     Section 4.01. General. The officers of the corporation shall consist of a board of not less than five nor more than fifteen directors, the number to be seven unless at the meeting at which they are elected and prior to balloting a different number is fixed to be voted for, a President, one or more Vice-Presidents, a Secretary, a Treasurer, a Comptroller, a Chief Actuary and such other officers as the Board of Directors may find necessary or convenient for the transaction of the business of the corporation.

     Section 4.02. Election of Directors and Filling Vacancies. A Board of Directors shall be elected by ballot at the annual meeting of the stockholders, in accordance with the cumulative voting procedures prescribed by the laws of Arizona. The directors shall serve until the next annual meeting of stockholders and until their successors have been elected and qualified, but the Board of Directors may fill any vacancy occurring in the office of director from whatever cause in the interval between the annual meetings of the stockholders by majority vote of the remaining directors in office, even though there may not be a quorum, provided, however, that the stockholders entitled to vote may at a stockholders' meeting called for that purpose fill any such vacancy in the Board of Directors, if not already filled, or if already filled, substitute some other person to fill such vacancy, in which case the term of office of the person so elected by the Board of Directors to fill such vacancy shall forthwith terminate. The holding of stock in the corporation shall not be a necessary qualification for the election as a director of the corporation.


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     Section 4.03. Increase or Decrease of Number. The number of directors may be increased or decreased within the limits prescribed by Section 4.01 of these By-Laws by vote of the stockholders at an annual or special meeting of the stockholders, and the additional directors may be chosen at any such meeting to hold office until the next annual election and until their successors are elected and qualify.

     Section 4.04. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors.

     Section 4.05. Removal. Any director may be removed for cause at any annual meeting of stockholders, or at a special meeting called for that purpose.

     Section 4.06. General Powers. The property and business of the corporation shall be managed by the Board of Directors, who shall have the power to control and manage all of the affairs of the corporation and to exercise, in addition to the powers and authorities by these By-Laws or by the Articles of Incorporation expressly conferred upon them, all such powers as may be exercised, and to do all such things as may be done by the corporation which are not expressly reserved to the stockholders, subject to the provisions of the statutes and laws of the State of Arizona, and it may restrict, enlarge or otherwise modify the powers and duties of any or all of the officers of this corporation.

     Section 4.07. Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, appoint one or more committees, each committee to consist of three or more directors of the corporation. Any such committee, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise all the authority of the Board of Directors except that no such committee shall

     (a) Make, alter or repeal any By-Law of the corporation;

     (b) elect, appoint, or remove any director;

     (c) submit to stockholders any action that requires stockholders' approval; or


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     (d) amend or repeal any resolution theretofore adopted by the Board.

     Section 4.08. Quorum. A majority of the total number of directors elected at the last election, but in no case less than three, shall constitute a quorum for the transaction of business, but a lesser number may adjourn the meeting sine die or to a stated time and place, and a majority of the members present at any meeting at which a quorum is present shall decide any question brought before such meeting except as otherwise may be provided by law. Any director shall be counted present at any regular or special meeting of directors and voting with the majority, if and when such directors shall subsequently approve the minutes of such meeting and sign the same in the minute book; and such signature shall be sufficient to make a quorum at such meeting, if necessary.

     Section 4.09. Regular Meeting. Regular meetings of the Board of Directors shall be held without notice following the adjournment of the annual meeting of the stockholders or any special meeting held in lieu thereof on the same day at the same time and place as such annual or special meeting and on such other day and at such other time or place as shall be determined by the Board by prior resolutions.

     Section 4.10. Special Meeting. Special meetings of the Board may be called by the Chairman of the Board or the President or, at the request of three members of the Board of Directors, by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Notice of any special meeting shall be given to each director stating the time, place and purpose of the meeting in one of the following ways: either (a) by communicating actual notice thereof to such director at least twenty-four hours before the time of such meeting, or (b) by written notice thereof left at or telegraphed to a usual place of business of such director or to his residence for the time being, in either case at least forty-eight hours before the time of such meeting, or (c) by placing a written notice thereof in the mail, postage prepaid, addressed to a usual place of business of such director or to his legal residence or to his residence for the time being, in any such case at least seventy-two hours before the time of such meeting.

     Section 4.11. Waiver of Notice. Notice of any meeting of the Board of Directors and of the business to be transacted thereat may be waived in writing before or after


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such meeting by any director, and the presence of any director at any meeting of the Board shall be deemed a waiver of notice by him of the meeting and of the business to be transacted thereat unless objection is made by him at the time and noted on the records of the meeting of the Board. Any person authorized hereunder to give notice of any such meeting may make affidavit relative thereto, which, as to the facts therein stated, shall be conclusive.

     Section 4.12. Action Without Meeting. A resolution in writing, signed by all members of the Board, or any committee thereof, as the case may be, shall be deemed to be the action of the Board or such committee as therein expressed, with the same force and effect as if the same had been passed at a duly convened meeting; and the Secretary shall record such resolution in the minute book under its proper date.

                                    ARTICLE V

                                    Officers

     Section 5.01. Officers. The officers of the corporation shall be a President, a Secretary, a Comptroller, a Chief Actuary and a Treasurer, all of whom shall be elected by the Board of Directors and who shall hold office, subject to the By-Laws, until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurer, Assistant Actuaries and Assistant Comptrollers as the Board may deem advisable. None of the officers of the corporation need be directors. Vacancies occurring among the officers shall be filled by the directors. Any officer may be removed by the Board, with or without cause, at any time.

     Section 5.02. Other Officers. In addition to the officers named in the preceding By-Laws, the Board of Directors may, without limitation, establish such other officers as it may from time to time find necessary or convenient for the transaction of the corporation's business and may provide for the appointment or election of officers to fill such offices and fix their powers, duties and terms of office.

     Section 5.03. Bonds. The directors may require the Treasurer and any and all other officers to give bonds to the corporation with good and sufficient surety for the faithful performance of their respective duties and offices.


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     Section 5.04. Qualification, Absence or Disability of Officers. The holding of stock in the corporation shall not be a necessary qualification for election as an officer of the corporation. In the case of the absence or disability of any officer of the corporation, the Board of Directors may appoint some other person to exercise for the time being the powers and perform the duties of such officer in his place and the authority of such person shall continue until it is revoked by the Board.

     Section 5.05. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5.06. President. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board, at all meetings of the Board of Directors. He shall have absolute power to supervise and direct the business of the corporation, subject only to the power and authority of the Board of Directors and shall, subject to the power of the Board, have power to appoint, remove and fix the compensation of all persons employed or to be employed by the corporation in any capacity whatsoever excepting the officers elected by the Board of Directors, and shall have such other powers as may be prescribed by the Board or the By-Laws.

     Section 5.07. Vice President. The Vice President, or if more than one, the Vice Presidents in the order established by the Board of Directors, shall in the absence or incapacity of the President, perform the duties of the President. In other respects, each Vice President shall exercise such powers and perform such duties as may be prescribed by the President, the Board of Directors or the By-Laws.

     Section 5.08. Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and any committees thereof and of the stockholders. He shall have the custody of the seal of the corporation and shall affix the seal to documents when authorized to do so. He shall perform all other duties usual to that office, and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the President, the Board of Directors or the By-Laws.


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     Section 5.09. Treasurer. The Treasurer shall, except as may be otherwise provided in the By-Laws or by the Board of Directors, perform all the duties customary to that office, have the care and custody of the funds and securities of the corporation and deposit the same with such depositories as the Board of Directors may designate. The Treasurer shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the President, the Board of Directors or the By-Laws.

     Section 5.10. Comptroller. The Comptroller shall supervise the accounts of the corporation, shall have supervision over and responsibility for the books, records, accounting and system of accounting and auditing in each office of the corporation, and shall perform such other duties as may be assigned to him by the President, the Board of Directors or the By-Laws.

     Section 5.11. Chief Actuary. The Chief Actuary shall make calculations and tables, shall audit the insurance portion of the annual statements, collect and arrange data, books, documents, tables and official statements upon the business of insurance and annuities, and perform such other acts, which may be of an executive character, as may be required by the President, the Board of Directors or the By-Laws.

     Section 5.12. Assistant Officers. Assistant Secretaries, Treasurers, Comptrollers, and Actuaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the President, the Board of Directors or the By-Laws.

                                   ARTICLE VI

                      Execution of Contracts, Checks, Etc.

     Section 6.01. Execution of Insurance and Annuity Contracts. The President or a Vice President and the Secretary or an Assistant Secretary shall execute all contracts of insurance and annuity either by signing such contracts manually or by causing to be thereto affixed their respective facsimile signatures duly adopted by each of them for the purpose with the approval of the Board of Directors. In case any officer, as aforesaid, who shall have signed a contract form or whose facsimile signature shall have been affixed thereto shall cease to be such officer by reason of


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death, or otherwise before such contract shall have been issued and delivered, such contract may nevertheless be issued and delivered unless the Board of Directors shall otherwise determine, and any such contract so issued and delivered shall be as binding upon the corporation as though every officer who signed the same or whose facsimile signature was affixed thereto, as aforesaid, had continued to be such officer of the corporation.

     Section 6.02. Checks, Etc. All checks, drafts or orders for the payment of money shall be signed by such officer or officers or agent or agents, and in such manner, as shall be determined from time to time by the Board of Directors.

     Section 6.03. Execution of Other Instruments. The President or any one of the Vice Presidents shall have power to execute on behalf of the corporation all instruments, deeds, contracts and other corporate acts and papers, subject only to the provisions of Sections 6.01 and 6.02 of these By-Laws.

                                   ARTICLE VII

                              Conflicting Interests

     No director, officer or employee of the Corporation at Manager level or higher shall have any position with or a substantial interest in any other enterprise operated for profit, (other than The Prudential Insurance Company of America or any direct or indirect subsidiary thereof) the existence of which would conflict or might reasonably be supposed to conflict with the proper performance of his or her Corporate responsibilities, or, which might tend to affect his or her independence of judgment with respect to transactions between the Corporation and such other enterprise.

     If a director or any such officer or employee has a position with or substantial interest in another such enterprise, which, when acquired, did not create such an actual or apparent conflict of interest, he or she shall make timely disclosure of such position or interest to the Board of Directors when he or she learns that there is an impending transaction between such enterprise and the Corporation or The Prudential Insurance Company of America or any subsidiary or affiliate of either the Corporation or Prudential that might create such an actual or apparent conflict.


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     The Board of Directors, which may act through an appropriate committee or sub-committee, shall adopt such regulations and procedures as shall from time to time appear to it sufficient to secure compliance with the above policy.

                                  ARTICLE VIII

                                 Indemnification

     Every former and present officer and director of the corporation shall be indemnified by the corporation against all expenses incurred by him, including legal fees, or judgments or penalties rendered or levied against him in a legal action brought against him for actions or omissions alleged to have been committed by him while acting within the scope of his employment as an officer or director of the corporation, or in the settlement of any such proceedings, whether or not he is an officer or director at the time such expenses are incurred, judgments or penalties are rendered or levied and settlement made, provided that the Board of Directors shall determine in good faith that he did not act, fail to act or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action; and further provided that in the event of a settlement, the indemnification herein provided shall apply only if the Board of Directors shall approve such settlement and reimbursement and determine in good faith that such settlement and reimbursement is in the best interest of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such officer or director may be entitled.

     Pursuant to a resolution of the Board of Directors of the corporation, the corporation may, subject to the same qualifications, also indemnify (i) any one or more present or future members of a variable contract account committee established pursuant to subsection E of A.R.S. (2C-651 and (ii) any one or more present or future directors, trustees or officers of any other corporation, which members, directors, trustees or officers shall be serving as such at the request of the corporation because of the corporation's interest in such variable contract account or other corporation, or the legal representative of any such member, director, trustee or officer, against such costs, expenses and counsel fees; provided that, subject to renewal by resolution of the Board of Directors of the corporation, any


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such indemnification of any such member, director, trustee or officer shall be in respect of action taken or omitted by him, as such, during a period of not more than one year, except that, if the period prior to the first annual meeting of persons having voting rights in respect of such variable contract account or of stockholders of such corporation shall be longer than one year, such indemnification may be in respect of action taken or omitted by him during such period.

     Any right to indemnification provided by or pursuant to the foregoing provisions of this By-Law shall not be exclusive of any other rights to which any such member, director, trustee or officer or his estate or legal representative may be entitled as a matter of law and shall inure to the benefit of the estate or legal representative of a deceased member, director, trustee or officer.

                                   ARTICLE IX

                              Amendment of By-Laws

     The By-Laws may be altered or repealed and new By-Laws may be made by vote of the stockholders at any meeting of the stockholders. The Board of Directors may also alter or repeal the By-Laws and make new By-Laws at any meeting of the Board of Directors; provided, however, that any By-Laws made by the Board of Directors may be altered or repealed, and new By-Laws made by the stockholders.